Exhibit 23.1

Consent  of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

First Busey Corporation

Urbana, Illinois

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Busey Corporation of our reports dated March 16, 2010 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference to the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

Champaign, Illinois

June 22, 2010